NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Chief Financial Officer	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
THURSDAY, FEB. 2, 2006

GROUP 1 AUTOMOTIVE ANNOUNCES RELEASE AND WEBCAST OF
2005 FOURTH-QUARTER AND FULL-YEAR EARNINGS RESULTS

HOUSTON, Feb. 2, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 specialty retailer, announced that it will release financial results for the fourth quarter and full year ended Dec. 31, 2005, on Thursday, Feb. 23, at 7 a.m. EST. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. EST.

The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.

A telephonic replay will be available following the call through March 2, by dialing: 800-405-2236 (domestic) or 303-590-3000 (international), with passcode: 11052353#.

About Group 1 Automotive, Inc.
Group 1 owns 96 automotive dealerships comprised of 142 franchises, 31 brands and 31 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.